Registration No. 333-47578



                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM SB-2
                                  Amendment # 5

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            Shopathomekids.Com, Inc.
                 (Name of Small Business Issuer in its charter)

Texas                      5961                             75-2882140

(State or Jurisdiction     (Primary Standard Industrial     (I.R.S. Employer
of organization)           Classification Code Number       Identification No.)



                           223 E. FM 1382, Suite 12720
                            Cedar Hill, Texas, 75104
                        (972) 293-2424 Fax (972) 293-1171

        (Address and telephone number of Registrant's principal executive offices and principal place of business)


                                 Lewis Prowse II
                           223 E. FM 1382, Suite 12720
                            Cedar Hill, Texas, 75104
                        (972) 293-2424 Fax (972) 293-1171

           (Name, address, and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]_________________________.

If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, please check the following box and list the Securities Act. [ ] __________________.

If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, please check the following box and list the Securities Act registration statement number [ ] __________________.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number [ ] _________________.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box [ ]_________________________.



Title of Each Class of    Amount to be   Proposed maximum     Proposed Maximum           Amount Of
Securities to be           Registered     Offering Price     Offering Price (1)    Registration Fee (3)
registered                    ****         Per Share (1)            *****                 *******



Common stock, $.001            400,000   $            0.25   $           100,000   $               26.40




Common stock, $.001 (2)      3,399,300   $            0.25   $           849,825   $              224.35



Total                        3,799,300   $            0.25   $           949,825   $              250.75

(1) Estimated solely for purposes of calculating the registration fee.

(2) Represents common stock to be registered on behalf of the 21 selling security-holders.

(3) Previously paid by wire transfer



THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION ,8(a), MAY DETERMINE.

                                        1



                             Preliminary Prospectus
                            Shopathomekids.com, Inc.
                              a Nevada corporation

                        3,799,300 shares of common stock



This prospectus relates to 3,799,300 shares of common stock of Shopathomekids.com, Inc. 3,399,300 of the shares are issued and outstanding shares of common stock acquired by the selling security holders in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933. No national securities exchange or the Nasdaq Stock Market lists the common stock being offered by the selling security holders, and we have not applied for listing or quotation with any national securities exchange or automated quotation system. Additionally, we are registering 400,000 shares to be offered to a limited number of persons.


Our shares are going to be sold by our officers and directors namely Lewis Prowse II our President and Larry Ballard our Secretary/Treasurer. The shares will be sold on a best efforts basis with no minimum sale required. All funds will be immediately available to us as soon as they are received.

This offering will end 120 days from the effective date of this prospectus. We have the option of extending this offering for an additional 120 days if needed.

Additionally, we are registering 400,000 shares to be offered to a limited number of persons. The 400,000 shares to be offered by us shall be offered and sold:

o    For a purchase price of $0.25 per share;

o    Without any underwriting discounts or commissions; and

o If all of the shares offered by us are purchased, the proceeds to Shopathomekids.com, Inc. will be $100,000.



The shares of common stock have not been registered for sale by the selling security holders under the securities laws of any state as of the date of this prospectus. Brokers or dealers effecting transactions in the shares should confirm the registration thereof under the securities laws of the states in which transactions occur or the existence of any exemption from registration.


See "risk factors" on pages 4 to 8 for factors to be considered before investing in the shares of our common stock.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.


The information in this prospectus is not complete and may be changed. The selling security holders may not sell their securities until the registration statement filed with the Securities and Exchange Commission is effective. In addition, we may not sell our securities until this registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


The date of this prospectus is September 23, 2000 Subject to Completion




                                        2



                                TABLE OF CONTENTS

Prospectus Summary.........................................................4
Risk Factors...............................................................4
Use of proceeds............................................................8
Determination of Offering Price............................................11
Dilution...................................................................11
Plan of Distribution.......................................................12
Legal Proceedings..........................................................13
Directors, Executive Officers, Promoters and Control persons...............13
Security Ownership of Certain Beneficial Owners and Management.............14
Selling Security Holder....................................................15
Description of Securities..................................................17
Interest of Named Experts and Counsel......................................18
Disclosure of Commission Position on Indemnification for
   Securities Act Liabilities..............................................18
Description of Business....................................................19
Management' Discussion and Analysis of Financial Condition
   and Results of Operations...............................................21
Description of Property....................................................23
Certain Relationships and Related Transactions.............................23
Market for Common Equity and Related Stockholder Matters...................24
Executive Compensation.....................................................24
Financial Statements.......................................................25
Changes in and Disagreements with Accountants on Accounting
   and Financial Disclosure................................................26
Indemnification of Directors and Officers..................................26
Recent Sales of Unregistered Securities....................................26
Exhibits...................................................................26
Signatures    .............................................................27
Power of Attorney..........................................................28





Outside Back Cover Page

Dealer Prospectus Delivery Obligation

Until _______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.










                                        3




Prospectus Summary

Our Business:                       Our principal business address is 223 E. FM
                                    1382, Suite 12720,  Cedar Hill, Texas,
                                    75104; our main business telephone number is 972.293.2424.

                                    We were formed to offer an alternative to kids and teens who want to find a common gathering place on the internet to share ideas through live chat channels in what we believe to be a safe and secure environment for young people.

                                    We have been  developing  our web site since
                                    inception  in  October   1999.  We  are  not
                                    currently prepared to accept orders at this time. We expect to be able to accept orders by March 15, 2001. We expect a full launch by May 30, 2001. We have not had any revenues and do not expect any revenues until the full launch of our web site. We have secured the services of S.D.S Wholesale to distribute the products we will offer for sale.



                                    We plan to offer a new  product for kids and
                                    teens  to  purchase   products  through  the
                                    internet  via a  proprietary  online  credit
                                    card  system  that can be funded by  parents
                                    and family members.  The card system will be
                                    password protected and function similarly to
                                    a  standard  credit  card.  The  amount  the
                                    purchaser  can spend is directly  related to
                                    the   amount   of  funds   that   have  been
                                    contributed  to the account by the  customer
                                    or a family member. We are currently testing
                                    our  website  and  expect to go  online  for
                                    transactions   mid  way  through  the  first
                                    quarter of 2001.


                                    We plan to  generate  revenue by selling our
                                    products  through our website to members who
                                    visit  our  site.  Parents  will  be able to
                                    purchase  products  for their  children  and
                                    will  be  able  to  add   money   to   their
                                    children's on line credit card.

                                    Mr.  Lewis Prowse II is our  president.  Our
                                    only employees are Larry Ballard,  Secretary
                                    Treasurer;  Tarja Mees;  Director  and Romie
                                    Krickbaum, Director. None of our Officers or
                                    Directors  have  experience  in the internet
                                    sector specifically e-commerce. However, our
                                    Officers  and  directors  have   management,
                                    accounting, customer service and internet technology knowledge that will be helpful in the running of an internet based business.


Our State of Organization:          We were incorporated in Texas on October
                                    27, 1999.


Number of Shares offered shares     The selling security holders want to sell
                                    3,399,300 shares of our common stock. The were acquired by the selling security holders in private placement transactions which were exempt from the registration and prospectus delivery requirements of the
                                    Securities Act of 1933. We also intend to sell 400,000 shares of our common stock being registered pursuant to this registration statement. We will sell the shares we are registering only to those individuals who have received a copy of the prospectus. In addition , we will attempt to sell only to those individuals who have knowledge of the internet and e-commerce industry. We believe that most, if not all, of the shares we are registering will be sold to business associates of Mr.
                                    Prowse, our President and Mr. Ballard,
                                    our Secretary/Treasurer and our founding shareholders. The termination date of the offering will occur 240 days from the date this registration statement is declared effective by the Securities and Exchange
                                    Commission.

Estimated                           use of are  purchased.  We will  receive  as
                                    much  as  $100,000  if  all  of  the  shares
                                    offered  by us at $0.25 per share  proceeds:
                                    We intend to use any proceeds form such sale
                                    for the  purchase of  technology  equipment,
                                    promotion   of   our   website,    corporate
                                    development,       establish       strategic
                                    relationships,   secure  suppliers  and  for
                                    working capital. The proceeds from the sale of the shares will be immediately available for use by us. The proceeds from the sale of the shares we are registering will not be held in escrow. We will no receive any of the proceeds from the sale of the shares offered by the selling security holders.

                                        4



                                  RISK FACTORS


In addition to the other information specified in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of the shares of common stock. A purchase of the shares is speculative in nature and involves a lot of risks. No purchase of our common stock should be made by any person who is not in a position to lose the entire amount of his investment.

Our Officers and Directors are offering shares for sale


Our Officers and Directors are included as selling security holders. Our Officers and Directors are offering 3,000,000 shares of the 3,399,300 shares being registered. The selling security holders, including our officers and directors, may sell all of their shares as soon as possible, which could significantly decrease the price of our common stock and reduce our officers' and directors' desire to see us succeed. Our Officers and Directors were issued their shares for services performed on our behalf.


All of the stock owned by the selling security holders, including our officers and directors, will be registered by the registration statement of which this prospectus is a part. The selling security holders, including our officers and directors, may sell some or all of their shares immediately after they are registered. In the event that the selling security holders sell some or all of their shares, the price of our common stock could decrease significantly.

Because we are a new company with losses since our formation, we anticipate that we will lose money in the foreseeable future, we may not be able to achieve profitable operations.

         Since inception, October 27, 1999 we have incurred significant losses. As of November 30, 2000, we have incurred net losses of $31,660.

    We expect operating losses and negative cash flow to continue for the foreseeable future. We anticipate our losses will increase significantly from current levels because we expect to incur additional costs and expenses related to:

- brand development, marketing and other promotional activities;

- the continued development of our Web site, transaction-processing systems and network infrastructure;

- the expansion of our product offerings and Web site content; and

- strategic relationship development.

         Our ability to become profitable depends on our ability to generate and sustain substantially higher net sales while maintaining reasonable expense levels. If we do achieve profitability, we cannot be certain that we would be able to sustain or increase profitability on a quarterly or annual basis in the future. See "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations".

Seasonality could cause our quarterly sales to fluctuate dramatically


                                        5
         Because we are in the business of selling toys, the demand for our products could change dramatically depending on the time of the year. For example; during the Christmas holiday season the demand for our products should be higher than the summer months. As a result of the fluctuating demand our sales will be dramatically affected which will change our results form operations from quarter to quarter.

     There is a possibility that customers may not receive their products in a timely manner

         We do not plan to store any inventory of products. As a result there is a possibility customers may not receive products in a timely manner if the distributor occurs difficulty in receiving or acquiring products. If this becomes a problem there is a possibility that we may lose customers and would eventually affect our operating results. If this occurs our stock price could become extremely volatile.

Because we do not have long-term or exclusive vendor contracts, we may not be able to get sufficient quantities of popular children's products in a timely manner. As a result, we could lose customers


         In our industry it is vital to have long-term and exclusive vendor contracts in order for customers to receive their products in a timely manner. If we are not able to offer our customers sufficient quantities of toys or other products in a timely manner, we could lose customers and our net sales could be below expectations. Our success depends on our ability to purchase products in sufficient quantities at competitive prices, particularly for the holiday shopping season. As is common in the industry, we do not have long-term or exclusive arrangements with any vendor or distributor that guarantee the availability of toys or other children's products for resale. Therefore, we do not have a predictable or guaranteed supply of toys or other products.

         The management has limited experience in relation to the internet and marketing industry. There is no guarantee that management will have the ability to be successful in starting and managing an ongoing business. Because of the lack of experience of management there is a possibility you may lose your entire investment. In addition, all decisions with respect to the management of our Company will be made exclusively by our officers and directors. Investors will only have rights associated with minority ownership interest rights to make decision which effect Shopathomekids.com, Inc.. The success of Shopathomekids.com, Inc. , to a large extent, will depend on the quality of the directors and officers we can attract. Accordingly, no person should invest in the Shares unless he is willing to entrust all aspects of the management to our officers and directors. At present we do not have key man life insurance. If a catastrophic event were to occur to either of our officers or directors it will have an adverse effect on our business.

We have had limited prior operations and few assets


         We have no revenues from our operations, and our assets consists of minimal computer equipment and software.. We have only been in operation since our incorporation date of October 27, 1999.There can be no assurance that we will generate revenues in the future; and there can be no assurance that we will operate at a profitable level. See "Description of Business." If we are unable to obtain customers and generate sufficient revenues so that it can profitably operate, Shopathomekids.com, Inc. 's business will not succeed. In this event, investors in the Shares may lose their entire investment.

We do not have supplier contracts

         We do not currently have supplier contracts for our products that will be sold. The size of our Company may prevent us from securing adequate supplier contracts and we may therefore be unable to compete in the marketplace if the products that are wished to be purchased cannot be procured. If this occurs there is a possibility you may lose your entire investment.
                                        6

We may not be able to compete successfully against current and future competitors.


    The online commerce market is new, rapidly evolving and intensely competitive. Increased competition is likely to result in price reductions, reduced gross margins and loss of market share, any of which could seriously harm our net sales and results of operations. We expect competition to intensify in the future because current and new competitors can enter our market with little difficulty and can launch new Web sites at a relatively low cost. In addition, the children's toy, video game, software, video and music retailing industries are intensely competitive.

We currently or potentially compete with a variety of other companies, including:

- traditional store-based toy and children's product retailers such as Toys R Us, FAO Schwarz, Zany Brainy and Noodle Kidoodle;

- major discount retailers such as Wal-Mart, Kmart and Target;

- online efforts of these traditional retailers, including the online stores operated by Toys R Us, Wal-Mart and FAO Schwarz;

- physical and online stores of entertainment entities that sell and license children's products, such as The Walt Disney Company and Warner Bros.;

- catalog retailers of children's products;

- vendors or manufacturers of children's products that currently sell some of their products directly online, such as Mattel and Hasbro;

- other online retailers that include children's products as part of their product offerings, such as Amazon.com, Barnesandnoble.com, CDnow, Beyond.com and Reel.com;

- Internet portals and online service providers that feature shopping services, such as AOL, Yahoo!, Excite and Lycos; and

-  various   smaller   online   retailers  of  children's   products,   such  as
BrainPlay.com, Red Rocket and Toysmart.com.


We lack diversification of our business



         The size of our Company makes it unlikely that we will be able to commit our funds to diversify our business until we have a proven track record, and Shopathomekids.com, Inc. may not be able to achieve the same level of diversification as larger entities engaged in this type of business. We are relying on one main focus that of offering products through our website.



                                        7
We do not anticipate paying cash dividends in the near future

         We do not anticipate paying cash dividends on our Shares for the foreseeable future and we intend to retain any future earnings to finance the growth of our business. Payment of dividends, if any, will depend, among other factors, on earnings, capital requirements, and the general operating and financial condition of Shopathomekids.com, Inc., and will be subject to legal limitations on the payment of dividends out of paid-in capital.


Our officers and directors may have conflicts of interest that may detract from their services to Shopathomekids.com, Inc..

Therefore, our officers and directors may not devote sufficient time to our affairs. The persons serving as our officers and directors have existing responsibilities and may have additional responsibilities to provide management and services to other entities. As a result, conflicts of interest between us and the other activities of those persons may occur from time to time, in that our officers and directors shall have conflicts of interest in allocating time, services, and functions between the other business ventures in which those persons may be or may become involved and our affairs.


We  anticipate  that we will need to raise  additional  capital  to  market  and
distribute   our  wireless   telecommunications   technology  and  complete  our
development.

To market our website and distribute our products and complete our development, we will be required to raise additional funds. We believe that we may be able to acquire additional financing at commercially reasonable rates. There can be no assurance that we will be able to obtain additional financing at commercially reasonable rates. We anticipate that we will spend a lot of funds on the marketing and development of our website. Our failure to obtain additional funds would significantly limit or eliminate our ability to fund our sales and marketing activities. This would have a material adverse affect on our ability to continue our operations.

We anticipate that we may seek additional funding through public or private sales of our securities. That could include equity securities, or through commercial or private financing arrangements. Adequate funds may not be available when needed or on terms acceptable to us. In the event that we are not able to obtain additional funding on a timely basis, we may be required to limit any proposed operations or eliminate certain or all of our marketing programs, either of which could have a material adverse affect on our results of operations.

We will not sell any assurance shares


         The 400,000 Shares being offered to the public are to be offered directly by us, and no individual, firm, or corporation has agreed to purchase or take down any of the shares. No assurance can be given that any or all of the Shares will be sold.




We lack a public market for shares of our common stock, which may make it difficult for investors to sell their shares.

There is no public market for shares of our common stock. We cannot guaranty that an active public market will develop,

                                        8
or be sustained. Therefore, investors may not be able to find purchasers for their shares of our common stock. Should there develop a significant market for our shares, the market price for those shares may be significantly affected by such factors as our financial results and introduction of new products and services. Factors such as announcements of new or enhanced products by us or our competitors and quarter-to-quarter variations and our results of operations, as well as market conditions in the high technology sector may have a significant impact on the market price of our shares. Further, the stock market has experienced extreme volatility that has particularly affected the market prices of stock of many companies and that volatility often has been unrelated or disproportionate to the operating performance of those companies.

Shares Eligible for Future Sale

After the offering we will have 8,818,300 shares of common stock outstanding assuming the maximum of 400,000 shares are sold. Of this amount, the 3,799,300 shares being offered hereby will be freely tradable unless held by affiliates. The remaining 5,013,900 shares of common stock will be "restricted securities" as defined in Rule 144 of the Securities Act of 1933, and will become eligible for public sale subject to the volume limitations and other conditions of Rule 144 commencing one year from the date of their issuance. However, 3,000,000 of the shares being registered are held by the Officers and Directors. They will be able to sell their shares only if they are successful in obtaining a listing on the OTC Bulletin Board.

In general, under Rule 144, a person who has owned shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

    - One percent of the number of shares of common stock then outstanding, which will equal approximately 88,183 shares immediately after this offering; or

    - The average weekly trading volume of the common stock on the OTC Bulletin Board during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

    Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us.


                                 USE OF PROCEEDS

Following the issuance of 400,000 shares of common stock offered for sale by our company to the public, this will represent net proceeds to us of approximately $86,200 (after deducting expenses of this offering). These proceeds will be used to provide capital for the further development and marketing of our products, allow us to develop strategic alliances and provide us working capital and manage liquidity needs.


The following table sets forth the use of proceeds from this offering.


--------------------------------   --------   --------
      Use of Proceeds                Amount    Percent
--------------------------------   --------   --------
                                   --------   --------

 Transfer Agent Fee                $  1,000        .01%
--------------------------------   --------   --------
--------------------------------   --------   --------

 Printing Costs                    $  1,000        .01%
--------------------------------   --------   --------
--------------------------------   --------   --------

 Legal Fees                        $ 10,000         10%
--------------------------------   --------   --------
--------------------------------   --------   --------

 Accounting Fees                   $  2,500         10%
--------------------------------   --------   --------
--------------------------------   --------   --------

 Marketing                         $ 35,000         16%
--------------------------------   --------   --------
--------------------------------   --------   --------


 Purchase Products                 $ 20,000         20%
--------------------------------   --------   --------
--------------------------------   --------   --------


 Working Capital                   $ 30,000       33.3%
--------------------------------   --------   --------
--------------------------------   --------   --------

 Total                             $100,000        100%
--------------------------------   --------   --------

Management anticipates expending these funds for the purposes indicated above. To the extent that expenditures are less than projected, the resulting balances will be retained and used for general working capital purposes which will be allocated according to the discretion of the Board of Directors. Conversely, to the extent that expenditures require the utilization of funds in excess of the amounts anticipated, supplemental amounts may be drawn from other sources, including, but not limited to, general working capital and/or external financing. The net proceeds of this offering that are not expended immediately may be deposited in interest or non-interest bearing accounts, or invested in government obligations, certificates of deposit, commercial paper, money market mutual funds, or similar investments.

Opportunity to make inquiries.

We will make available to each Offeree, prior to any sale of the Shares, the opportunity to ask questions and receive answers from the management of Shopathomekids.com, Inc. concerning any aspect of the investment and to obtain any additional information contained in this Memorandum, to the extent that we possess the requested information or can acquire it without unreasonable effort or expense.

Subscription Procedures.

Each person desiring to subscribe to the Shares must complete, execute, acknowledge, and deliver to the us a Subscription Agreement, which will contain, among other provisions, representations as to the investor's qualifications to purchase the common stock and his ability to evaluate and bear the risk of an investment in the Shopathomekids.com, Inc. By executing the subscription agreement, the subscriber is agreeing that if the Subscription Agreement is accepted by the management of Shopathomekids.com, Inc., the subscriber will be considered a shareholder in Shopathomekids.com, Inc.

                                       10
Promptly upon receipt of subscription documents by Shopathomekids.com, Inc., it will make a determination within 5 business days as to whether a prospective investor will be accepted as a shareholder in Shopathomekids.com, Inc.. Shopathomekids.com, Inc. may reject a subscriber's Subscription Agreement for any reason. Subscriptions will be rejected for failure to conform to the requirements of this Prospectus (such as failure to follow the proper subscription procedure), insufficient documentation, over subscription to Shopathomekids.com, Inc., or other reasons as Shopathomekids.com, Inc. determines to be in its' best interest. If a subscription is rejected, in whole or in part, the subscription funds, or portion thereof, will be promptly returned to the prospective investor without interest by depositing a check (payable to said investor) in the amount of said funds in the United States mail, certified returned-receipt requested. Subscriptions may not be revoked, canceled, or terminated by the subscriber, except as provided herein.

                         DETERMINATION OF OFFERING PRICE

The offering price is not based upon Shopathomekids.com, Inc. 's net worth, total asset value, or any other objective measure of value based upon accounting measurements.

                                    DILUTION

Dilution is a reduction in the net tangible book value of a purchaser's investment measured by the difference between the purchase price and the net tangible book value of the Shares after the purchase takes place. The net tangible book value of Common Stock is equal to stockholders' equity applicable to the Common Stock as shown on the our balance sheet divided by the number of shares of Common Stock outstanding. As a result of the dilution, in the event the we are liquidated, a purchaser of Shares may receive less than his initial investment and a present stockholder may receive more.

Our net tangible book value as of November 30, 2000 was $4,928 or .0005 per share. The adjusted pro forma book net tangible book value after this offering will be $0.0118 based on an assumed initial public offering price of $0.25 per share. Therefore, purchasers of shares of common stock in this offering will realize immediate dilution of $0.2382 cents per share or over 94.8% of their investment. The following table illustrates dilution:


    .......................................................................
Assumedinitial public offering price per share ............................   $     0.25


Net tangible book value per share as of November 3o, 2000 .................   $     0.0005


Increase in net tangible book value per share attributable to new investors   $     0.0113


Pro forma net tangible book value per share after this offering ...........   $     0.0118


Dilution per share to new investors .......................................   $     0.2382

The following table presents the following data as of November, 30, 2000 and assumes an offering price of $0.25 per share for our new investors:

o the average price per share paid before deducting estimated underwriting fees and our estimated offering expenses; and

o    the average price per share when the stock was issued for payment.


                                       11

 .                         Shares of   **               **
 .                         Common      **               **           Average Price
 .                         Stock       Consideration    **           Per Share
 .                         Acquired    Amount           Percent      ***

Existing shareholders .   8,418,300   $        8,418         7.7%   $        .001

New Investors               400,000   $      100,000        92.2%   $         .25

Totals                    8,818,300   $      108,418         100%             100%

                              PLAN OF DISTRIBUTION


The shares of common stock covered by this Offering are being offered directly by our President Lewis Prowse. We have not employed the services of an underwriter to market the shares. The offering will be open for 120 days. If at the end of 120 days we have not raised any funds, the offering will be extended for an additional 120 days. If the 240 day period expires without raising any funds, we will stop all fund raising activities at that time. We will market the shares to a limited number of individuals known to management within the state of Texas. After a prospectus has been delivered to a prospective purchaser we will sell our shares to the individuals who initiate contact to inform us they elect to subscribe to our offering.

Our President Lewis Prowse II and our Secretary/Treasurer Larry Ballard will offer a maximum of 400,000 Shares of our common stock, par value $.001 per Share to the public. The 400,000 shares will be offered to a limited number of individuals. Messrs. Prowse and Ballard will not sell any of their personal shares until after the shares are trading on the OTC Bulletin Board maintained by the NASD as per the oral agreement between Shopathomekids.com, Inc. and our officers and directors. The funds will be available to us as soon as the shares are sold. The minimum purchase required of an investor is $100.00. The gross proceeds to Shopathomekids.com, Inc. will be $100,000 if all the Shares offered are sold. No commissions or other fees will be paid to Messieurs Prowse or Ballard directly or indirectly by us in relation to this offering. The Officers and Directors will not be offering their shares in private transactions. Our Officers and Directors will be able to sell their shares through the open market when we are admitted to trade on the OTC Bulletin Board maintained by the NASD.



Each person desiring to subscribe to the Shares must complete, execute, acknowledge, and deliver to Shopathomekids.com, Inc. a Subscription Agreement, which will contain, among other provisions, representations as to the investor's qualifications to purchase the common stock and his ability to evaluate and bear the risk of an investment in Shopathomekids.com, Inc.. By executing the subscription agreement, the subscriber is agreeing that if the Subscription
Agreement is accepted, the subscriber will be deemed, a shareholder of Shopathomekids.com, Inc.

Promptly upon receipt of subscription documents by us, we will make a determination within 5 business days as to whether a prospective investor will be accepted as a shareholder in Shopathomekids.com, Inc. We may reject a subscriber's Subscription Agreement for any reason. Subscriptions will be rejected for failure to conform to the requirements of this Prospectus (such as failure to follow the proper subscription procedure), insufficient documentation, over subscription to Shopathomekids.com, Inc., or other reasons as we may determine to be in our best interest. If a subscription is rejected, in whole or in part, the subscription funds, or portion thereof, will be promptly returned to the prospective investor without interest by depositing a check (payable to said investor) in the amount of said funds in the United States mail, certified returned-receipt requested. Subscriptions may not be revoked, canceled, or terminated by the subscriber, except as provided herein.

Limited Public Market for Our Securities.


                                       12
Prior to the Offering, there has been no public market for the Shares being offered. There can be no assurance that an active trading market will develop or that purchasers of the Shares will be able to resell their securities at prices equal to or greater than the respective initial public offering prices. The market price of the Shares may be affected significantly by factors such as announcements by Shopathomekids.com, Inc. or its competitors, variations in our results of operations, and market conditions in the toy sales and e-commerce industries in general. The market price may also be affected by movements in prices of stock in general. As a result of these factors, purchasers of the Shares offered hereby may not be able to liquidate an investment in the Shares readily or at all.

Penny Stock Regulations.

Our Shares will be quoted on the "Electronic Bulletin Board" regulated by the National Association of Securities Dealers. In view of the fact that no broker will be involved in the Offering, it is likely to be difficult to find a broker who is willing to make an active market in the stock. The Securities and Exchange Commission (the "Commission") has adopted regulations which generally define "penny stock" to be any equity security that has a market price less than $5.00 per share. Shopathomekids.com, Inc.'s shares will become subject to rules that impose additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $400,000, or $300,000 together with their spouse). For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of these securities and must have received the purchaser's written consent to the transaction prior to the purchase.

Additionally, for any transaction effected involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the Commission relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-- dealer and the registered representative, and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealers to sell Shopathomekids.com, Inc.'s Shares and may affect the ability of purchasers in the Offering to sell our securities in the secondary market. There is no assurance that a market will develop for Shopathomekids.com, Inc. 's Shares.

                                LEGAL PROCEEDINGS

We are not a party to any material pending legal proceedings.

                          DIRECTORS, EXECUTIVE OFFICERS
                               AND CONTROL PERSONS

The names, ages, and respective positions of the directors, officers, and significant employees of Shopathomekids.com, Inc. are set forth below. There are no other persons which can be classified as a controlling person of Shopathomekids.com, Inc. .

Lewis Prowse II, 46, our President as well as Director has, for the past 15 years, been a partner in Anderson and Prowse Services, a plumbing and electrical repair service in Desoto, Texas. As the owner/operator he is responsible for all day to day operations of running a successful business including managing all accounts payable and receivable as well as all quarterly and year end filings.

Larry E. Ballard, 26, is our Secretary/Treasurer and also a Director. Larry has attention to detail and a sincere passion for the area of bookkeeping and secretarial tasks. From 1998 thru the present he has been employed by J.M.C. Food Service Distribution, Inc. Maintaining client accounts delivering & maintaining products. Aug. 1995- Aug. 1998 Larry was employed by P.F.G. Performance, Inc. of Mckinney, Tx. As a Customer Service Representative.

                                       13
Tarja J. Mees, 29, Director, has recently acquired extensive IT skills, as well as in depth knowledge in platforms such as Sun Solaris, Unix, and a variety of Internet based development systems. She held the position of Office Administrator for Lew Lieberbaum & Co., Inc., a retail brokerage firm in Dallas, Texas, where she was responsible for the day to day business operations of the branch as well as the daily, weekly, monthly reports. She held this position from 1994 to 1996.. From 1996 to present , Tarja has been the President of TAR Financial, a private business consulting company, where she has been involved in numerous private businesses and in the planning of businesses going from private corporations into the public marketplace.

Romie Krickbaum, 51, Director brings to us over 20 years of Customer Service experience. She is currently employed by W.N.A. Cups Illustrated as a Customer Service Representative. Duties include pricing, accounts receivable, and maintaining relationships with various clients. From Oct. 1991 thru July 1998 she was the Customer Service Manager for the Wal-mart store located in Lancaster, Texas.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

 .The following table sets forth, as of July 31, 2000 the outstanding Shares of common stock of Shopathomekids.com, Inc. owned of record or beneficially by each person who owned of record, or was known by Shopathomekids.com, Inc. to own beneficially, more than 5% of Shopathomekids.com, Inc.'s Common Stock, and the name and share holdings of each officer and director and all officers an directors as a group:


              --                   --                   --                    --    Percentage of
              --                   --                   --                    --    Class Owned if
              --                   --                   --                    --    the Beneficial
              --                   --                   --    Percent of Class      Owners Sell all
 Title of          Name and Address of  Amount and Nature     Owned Before the      of their
 Class             Beneficial Owner     of Beneficial         Offering              Registered Shares
                                             Owner




                Lewis Prowse II
 Common            President
                211 Bob White
                Desoto, TX 75123                   1,017,500                  12.1%                  5.8%



                Larry Ballard
                Secretary/Treasurer
 Common            1525 Jesse Ramsey
                Blvd.
                Cedar Hill, TX 75104               1,017,500                  12.1%                  5.8%



                Tarja Mees
                Director
 Common            1353 Middleton Dr.
                Cedar Hill, TX 75104               2,981,000                  35.1%                 22.2%



                Romie Krickbaum
                Director
 Common            708 Hillcrest
                Cedar Hill, TX 75104               3,003,000                  35.3%                 22.5%



 Common            All officers and
                Directors as a group               8,019,000                  94.6%                 56.3%


Common             All officers and
                Directors as a group               8,019,000                  94.6%                 56.3%

                                       14

                            SELLING SECURITY-HOLDERS


Shopathomekids.com, Inc. is registering for offer and sale shares of its common stock held by it's Officers and Directors along with 21 other selling security-holders.. The selling security-holders may offer their shares for sale on a continuous basis pursuant to Rule 415 under the 1933 Act. SEE "RISK FACTORS--Additional Shares Entering Public Market without Additional Capital Pursuant to Rule 144" and the "Officers and Directors" May sell their shares Subsequent to the effective date of this prospectus, Shopathomekids.com, Inc. intends to apply for quotation on the OTC Bulletin Board which is maintained by Nasdaq for its common stock; however, there can be no assurance that the common stock will be accepted for quotation thereon. SEE "RISK FACTORS--No Current Trading Market for Shopathomekids.com, Inc. 's Securities" and "DESCRIPTION OF SECURITIES--Admission to Quotation to Nasdaq SmallCap Market and NASD OTC Bulletin Board"

All of the shares registered herein will become tradeable after this registration statement has been declared effective and may be sold after we have been admitted to trade on the Over The Counter Bulletin Board maintained by the National Association of Securities Dealers.


The following table sets forth the beneficial ownership of the shares held by each person who is considered a selling security-holder.


                                   ---------   ---------   -------------    -------------
                                   ---------   ---------   -------------    -------------
                                        --     Number of   Percentage of    Percentage of
Name and Address of                   Common      Shares   Stock Owned      Stock Owned
Beneficial Owner                               Stock Owned Prior tored      After the
                                        --      for Sale   Offering         Offering (1)
                                   ---------   ---------   -------------    -------------
                                   ---------   ---------   -------------    -------------

Lewis Prowse II
President
211 Bob White
Desoto, TX 75123 (2)               1,017,500     500,000            12.1%             5.8%

                                   ---------   ---------   -------------    -------------
                                   ---------   ---------   -------------    -------------

Larry Ballard
Secretary/Treasurer
1525 Jesse Ramsey Blvd
Cedar Hill, TX 75104 (2)           1,017,500     500,000            12.1%             5.8%

                                   ---------   ---------   -------------    -------------
                                   ---------   ---------   -------------    -------------
Tarja Mees
Director
1353 Middleton Dr.
Cedar Hill, TX 75104 (2)           2,981,000   1,000,000            35.1%            22.2%


                                   ---------   ---------   -------------    -------------
                                   ---------   ---------   -------------    -------------
Romie Krickbaum
Director
708 Hillcrest
Cedar Hill, TX 75104 (2)           3,003,000   1,000,000            35.3%            22.5%

                                   ---------   ---------   -------------    -------------
                                   ---------   ---------   -------------    -------------

Addie McConachie
704 Bridgeport Dr. # 3
Bismark, ND 58504                     44,000      44,000   *                *
                                   ---------   ---------   -------------    -------------
                                   ---------   ---------   -------------    -------------

Carol Jean Gehlke
23 Corporate Plaza #180
Newport Beach, CA. 92660              30,800      30,800   *                *
                                   ---------   ---------   -------------    -------------
                                   ---------   ---------   -------------    -------------

Ken Krickbaum
800 West Renner Rd. #2626
Richardson, TX 75080                  16,500      16,500   *                *
                                   ---------   ---------   -------------    -------------
                                   ---------   ---------   -------------    -------------

Kevin Krickbaum
820 Preston Road
Red Oak, TX 75154                      6,600       6,600   *                *
                                   ---------   ---------   -------------    -------------
                                   ---------   ---------   -------------    -------------

Maria Morado
2736 McKinney
Lancaster, TX 75146                    5,500       5,500   *                *
                                   ---------   ---------   -------------    -------------
                                   ---------   ---------   -------------    -------------

Bette Grigorio
2043 Noble View Drive
Rancho Palos Verdes, CA90275           5,500       5,500   *                *
                                   ---------   ---------   -------------    -------------
                                   ---------   ---------   -------------    -------------

Michelle Grigorio
800 West Renner Road #2626
Richardson TX, 75080                   6,600       6,600   *                *
                                   ---------   ---------   -------------    -------------
                                   ---------   ---------   -------------    -------------

Clark Krickbaum
545 Fawn Ridge Drive # 120
Dallas, TX 75224                      16,500      16,500   *                *
                                   ---------   ---------   -------------    -------------
                                   ---------   ---------   -------------    -------------

Cody Shane Living Trust
Dtd. 12/29/98
301 N. Joe Wilson # 511
Cedar Hill, TX 75104                  49,500      49,500   *                *
                                   ---------   ---------   -------------    -------------
                                   ---------   ---------   -------------    -------------

Wade J. Vogel
1108 27th Street N.W
Mandan, ND 58554                      11,000      11,000   *                *
                                   ---------   ---------   -------------    -------------
                                   ---------   ---------   -------------    -------------

David Clifton
753 Bandit Trail
Keller, TX 76180                      11,000      11,000   *                *
                                   ---------   ---------   -------------    -------------
                                   ---------   ---------   -------------    -------------

Arlin Mees
4727 Thunder Road
Dallas, TX 75224                       5,500       5,500   *                *
                                   ---------   ---------   -------------    -------------
                                   ---------   ---------   -------------    -------------

Tammy Mees
2021 N. 3rd Street
Bismarck, ND 58501                     5,500       5,500   *                *
                                   ---------   ---------   -------------    -------------
                                   ---------   ---------   -------------    -------------

Ralph Rodriguez
1334 Boyd Street
Cedar Hill, TX 75104                   5,500       5,500   *                *
                                   ---------   ---------   -------------    -------------
                                   ---------   ---------   -------------    -------------

Aaron T. Solganic
2419 Ellis Street
Dallas, TX 75204                       5,500       5,500   *                *
                                   ---------   ---------   -------------    -------------
                                   ---------   ---------   -------------    -------------

Ron Terranova
8533 Vivid Violet
Las Vegas, NV 89143                    5,500       5,500   *                *
                                   ---------   ---------   -------------    -------------
                                   ---------   ---------   -------------    -------------

Kelly Charles
87 Sea Holly
Henderson, NV 89014                  168,300     168,300               2%   *
                                   ---------   ---------   -------------    -------------
                                   ---------   ---------   -------------    -------------

Total Shares Registered for Sale                                  3,399,300
--------------------------------------------------- ------------ -------------

* Denotes less than 1%


(1) Assumes sale of all shares offered by the selling security holders.



                                       16
(2) Represents our Officers and Directors who will be selling their shares.

In the event the selling security-holders receive payment for the sale of their shares, Shopathomekids.com, Inc. will not receive any of the proceeds from these sales. Shopathomekids.com, Inc. is bearing all expenses in connection with the registration of the shares for the selling security-holders.

The shares owned by the selling security-holders are being registered pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission, which Rule pertains to delayed and continuous offerings and sales of securities. In regard to the shares offered under Rule 415, Shopathomekids.com, Inc. has given certain undertakings in Part II of the Registration statement of which this prospectus is a part which, in general, commit Shopathomekids.com, Inc. to keep this prospectus current during any period in which offers or sales are made pursuant to Rule 415.

                            DESCRIPTION OF SECURITIES

General Description

The securities being offered are shares of common stock. The Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock, with a par value of $0.001 and 50,000,000 shares of preferred stock at $0.001 The holders of the Shares: (a) have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the Board of Directors of Shopathomekids.com, Inc. ; (b) are entitled to share ratably in all of the assets of Shopathomekids.com, Inc. available for distribution upon winding up of the affairs of Shopathomekids.com, Inc. ; (c) do not have preemptive subscription or conversion rights and there are no redemption or sinking fund applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders.
These securities do not have any of the following rights: (a) cumulative or special voting rights; (b) preemptive rights to purchase in new issues of Shares; (c) preference as to dividends or interest; (d) preference upon liquidation; or (e) any other special rights or preferences. In addition, the Shares are not convertible into any other security. There are no restrictions on dividends under any loan other financing arrangements or otherwise. See a copy of the Articles of Incorporation, and amendments thereto, and Bylaws of Shopathomekids.com, Inc. , attached as Exhibit 3.1, Exhibit 3.2, and Exhibit 3.3, respectively, to this Form SB-2.

Non-Cumulative Voting.

The holders of Shares of Common Stock of Shopathomekids.com, Inc. do not have cumulative voting rights, which means that the holders of more than 50% of our outstanding Shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In this event, the holders of the remaining Shares will not be able to elect any of Shopathomekids.com, Inc. 's directors. Our officers will hold approximately 56.4 percent of our outstanding common stock. Therefore, our Officers and Directors will be able to control the vote on any matters requiring a shareholder vote.

Dividends.

We do not currently intend to pay cash dividends. Shopathomekids.com, Inc. 's proposed dividend policy is to make distributions of its revenues to its stockholders when Shopathomekids.com, Inc. 's Board of Directors deems distributions appropriate. Because Shopathomekids.com, Inc. does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment. There can be no assurances of the projected values of the shares, nor can there be any guarantees of the success of Shopathomekids.com, Inc. .

A distribution of revenues will be made only when, in the judgment of Shopathomekids.com, Inc. 's Board of Directors, it


                                       17
is in the best interest of Shopathomekids.com, Inc. 's stockholders to do so. The Board of Directors will review, among other things, the investment quality and marketability of the securities considered for distribution; the impact of a distribution of the investee's securities on its customers, joint venture associates, management contracts, other investors, financial institutions, and our internal management, plus the tax consequences and the market effects of an initial or broader distribution of our securities.

Transfer Agent.

We have engaged the services of Nevada Agency and Trust Company of Reno, Nevada to act as transfer agent and registrar.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

No named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer, or employee of the small business issuer.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

No director of Shopathomekids.com, Inc. will have personal liability to Shopathomekids.com, Inc. or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any director since provisions have been made in the Articles of Incorporation limiting liability. The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to Shopathomekids.com, Inc. or its stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Texas Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Texas Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

The By-laws provide for indemnification of the directors, officers, and employees of Shopathomekids.com, Inc. in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of Shopathomekids.com, Inc. if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves a settlement and reimbursement as being for the best interests of the Corporation. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Texas law (Section 78.751).

The officers and directors of Shopathomekids.com, Inc. are accountable to Shopathomekids.com, Inc. as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting Shopathomekids.com, Inc. . In the event that a shareholder believes the officers and/or directors have violated their fiduciary duties, the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholder's rights, including rights under applicable federal and state securities laws and regulations to recover damages from and require an accounting by management.. Shareholders who have suffered losses in connection with the purchase or sale of their interest in Shopathomekids.com, Inc. in connection with a sale or purchase, including the misapplication by any officer or director of the proceeds from the sale of these securities, may be able to recover those losses from Shopathomekids.com, Inc. .

The registrant undertakes the following:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to
                                       18
directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission that indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                             DESCRIPTION OF BUSINESS

SHOPATHOMEKIDS.COM, INC.

History and Organization

We were formed in the State of Texas as Yippyyahoo.com, Inc. on October 27 1999. In June 2000 the our was changed to the current name of Shopathomekids.com, Inc. At the time of the name change the President Mrs. Romie Krickbaum resigned as President. As a result of the resignation of Mrs. Krickbaums, Mr. Lewis Prowse II was elected as the new president and took control at that time. Also in February 2000 there was a 1100 to 1 forward split in preparation for this registration statement and the process of going public. We were formed to allow kids and teens a central gathering place on the internet to chat, play intereactive games and shop for kids and teens products in what we believe to be a safe environment that promotes a moral lifestyle.

         Our principal office location is 223 E. FM 1382, Suite 12720 Cedar Hill, Texas, 75104 The telephone number is (817) 577-4726.

The Business


We are a developmental stage company that is in the business of retailing products to young consumers eighteen years old or younger via the Internet. We intend to use the internet to transact business, market our products, and provide customer service. The products offered by us will include name brand toys, games, electronics, and software that targets young consumers. Young consumers will also be able to chat, send email, and play free games online.


We are truly virtual! There will be no storefront and little inventory. Customers connect via our website (www.shopathomekids.com), where they can search a database of name brand products by title, author, subject, or keyword. If the customer finds a product they want to buy, they then use online forms to specify shipping information, gift-wrapping, etc. Payment is by credit card, submitted via the Web - the transaction is safeguarded by encryption. Our encryption will allow secure storage of credit card information that cannot be accessed by the merchant account. Only the owner of the credit card will be allowed access to his or her information. We plan to also offer a means to prepay a credit card for use by younger consumers. We intend to create a full interactive shopping experience by providing the means to communicate with customer service representatives via video-conferencing and/or an internet phone as technology advances and offer quality service to customers. Through our technology we are able to filter the types of websites accessed by users directly form our website. In order for a user to go to another website that may not be suitable for kids, the user must leave our website before access to the unsuitable website can be gained.

Marketing


We are currently attempting to introduce our company to suppliers and other companies that will allow us to offer more products through our website. Our primary efforts are being focused on telephone introductions. Thus far we have secured the services of S.D.S. Wholesale to provide products for distribution. We have been unable to secure additional alliances because of the size of our company and lack of experience of our management.


We intend to utilize several marketing channels to build our brand name and gain market share. Traditional advertising

                                       19
such as TV, cable, radio, newspapers, and magazines will be used to market the website to consumers. Also, banner ads will be used at kids target sites over the Internet. Shopathomekids.com will form strategic alliances with other Internet portals that target young consumers to build market share. According to IDC, online merchants pay anywhere from $0.90 to $2.67 per visitor for large volume marketing deals with portals.

Current software that enables us to capture our customer's information and determine buying habits will be utilized to offer the younger member a more personalized experience. There are currently three types of technologies that help better manage customer relationships: post-sales follow-up, customer segmentation and evaluation, and stickiness drivers. They all automate and facilitate the various aspects of customer relationship management.

We plan to utilize Post-sales follow-up to offer superior customer service for all sales with self-service tools. These include lists of frequently asked questions and their answers, knowledge databases, and message boards. We intend to integrate support and management into their cost of sales. Customer evaluation and segmentation technologies help companies analyze and profile site visitors so they can determine who the most profitable customers are. Stickiness drivers are tools and programs that keep customers coming back to a particular site. By deploying these tools, we can streamline our service offerings and costs, evaluate and target our key-customer base, and market to them on a one-to-one basis. This strategy should build lifetime value and retention for the long term.

We intend to make attempts co-advertise with suppliers and well-known Internet portal and advertising companies to increase brand awareness. The key to building market share and brand recognition is to gain exclusive alliances with suppliers and Internet advertisers. To achieve this, we must prove that we are a viable candidate for long-term growth, and will require payments in advance to "lock-in" advertising.

Marketing and Product Objectives

Our marketing intent is to take full advantage of our brand potential while building a base from which other revenues' sources can be mined in the retail business. These are detailed in three areas below:


|_| Current Markets. We are not currently in any markets and we do not have any customers. Our goal is to establish our brand at the retail level and gain access into the retail markets. In addition, we believe that after a full launch of our web site and gain customers we will attempt to increase consumer awareness and hope to stimulate repeat purchases. With this increase in sales, more desirable supplier distribution channels should become available, increasing efficiency and saving costs.


|_| New Markets. We will attempt distribute and market its products worldwide, offering several languages and currency options to assist the international customer, allowing a simple purchase by the consumer.

We intend to register and trademark our brand name to prevent competitors from copying our name.


KidZ-and-TeenZ Credit Card

We intend to enable our young consumers to use a Shopathomekids.com credit card online controlled by parents, grandparents, or friends. For example, a kids parent may want to prepay fifty dollars to provide a gift. However, the parent may not want to pick the gift. The kid can use the credit card to transact purchases online and play video games, while learning the value of money. We intend to partner with a financial institution to provide a secure transaction processing system and limit the risks associated with credit card processing. We also intend to build an internal transaction processing system that will enable in house servers to provide fast execution of customer transactions.

Recently, four sites have launched, that make it easy for kids to shop online without their own credit card. ICanBuy, RocketCash, Cybermoola, and DoughNET let parents set up accounts for their kids with a credit card, cash or money

                                       20
order. Parents can set spending limits and keep track of what's being purchased. All of the sites position themselves as environments where kids can learn to manage money and credit. We will differentiate ourself by providing a complete shopping experience to young consumers.

Competition

Our major competition will be companies that have a great deal more assets and established sales such as Amazon.com, E-toys, and Toys R us. We realize that we can not compete directly with these companies however, we do believe that we have differences that will make our website appealing. The differences are listed below in the section labeled "Points of Difference"

Points of Difference


There are several "points of difference"-characteristics that should make Shopathomekids.com more attractive to young consumers:



1. Interactive shopping; Shopathomekids.com intends to offer the customer a simple and exciting shopping experience. Young consumers will interact with others online and interact with customer service. Chat rooms will be available as will email capabilities. Young consumers will be able to play online video games once they have gained access to the website. The fact that consumers can play games and shop within the same web site should make our web site more attractive.


2. Credit Card for Young Consumers; Shopathomekids.com intends to offer to kids a prepaid credit card for online purchases. Parents can purchase a gift by prepaying the card. The kid selects the product to be purchased.




           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

The following financial review and analysis is intended to assist prospective investors in understanding and evaluating the financial condition and results of operations of Shopathomekids.com, Inc., for the year ended November 30, 2000. This information should be read in conjunction with their Financial Statements and accompanying notes thereto, "Selected Financial Data" and other detailed information regarding Shopathomekids.com, Inc. appearing elsewhere in this Prospectus.

                                    OVERVIEW


We were formed in October 1999 as Yippyyahoo.com, Inc. as a website that would offer products, video games and chat areas for kids and teens under the age of
18. In June 2000 the name was changed to its current name of Shopathomekids.com, Inc. and has been operating under that name since. We plan to offer a proprietary credit card system that will allow young people to purchase products through the internet. The purchaser will only be able to purchase products in an amount no more than the amount of credit that has been credited to their card.



                                       21
                              RESULTS OF OPERATIONS

Limited Operations


Since inception in October 1999 we reported a loss of ($31,660) as of November 30, 2000 or a loss of ($0.003) per share. We have only had limited operations and have not had any revenues through November 30, 2000 since our incorporation in October 1999. As of November 30, 2000 we have been conducting web development and contacting possible suppliers and distributors for products that will be offered on our website. We have secured S.D.S Wholesale as the initial supplier for our products. S.D.S. Wholesale supplies products to small retail outlets primarily in the eastern united states.


Capital and Liquidity

Liquidity  is  a  measure  of  a  company's   ability  to  meet  potential  cash
requirements, including ongoing commitments to fund lending activities and for general purposes. We have relied on loans from shareholders in the past for operating expenses.

We have a significant ongoing liquidity needs to support our existing business and continued growth. Our liquidity is actively managed on a periodic basis and our financial status, including our liquidity, is reviewed periodically by our management. This process is intended to ensure the maintenance of sufficient funds to meet our ongoing capital needs.

We have historically relied upon loans from shareholders to provide for our capital requirements. Management believes that funds received from this offering, together with cash on hand at November 30, 2000 will be sufficient to provide for our capital requirements for at least the next 12 months. We may seek additional equity financing in the fourth quarter of 2001 through an offering of our common stock, and contemplate that this offering, before expenses relating to the offering, will be no less than $2 million and no more than $5 million. There can no assurance that we will be able to complete an additional offering of our common stock.

                           12 MONTH PLAN OF OPERATION


Fourth Quarter 2000- Third Quarter 2001


We are developing a website community that will offer access to online video games and shopping, as well as, chat rooms that cater to both young kids and teenagers. We will attempt to form strategic partnerships with wholesalers and distributors of brand name merchandise including toys, games, and electronics that will enable us to sell to consumers directly over the Internet. In addition to solidifying partnerships with established shippers to ensure timely delivery of merchandise to the consumer.


We are making efforts to form strategic alliances with other Internet portals that target young consumers to build market share and try to form alliances in order to co-advertise with suppliers and with companies such as AOL and Yahoo! to increase brand awareness. We are also in the process of creating banner ads and will promote banner ad exchange opportunities with other web sites in order to increase market share. We have secured the services of S.D.S Wholesale as a distributor for products that will be ordered.

We will continue development of our online credit card, which is controlled by parents, grandparents, or friends, which enables young consumers to use a shopathomekids.com credit card. The credit card system is scheduled to go online by the second quarter of 2001. Our website is scheduled to go online midway through the first quarter of 2001. At that time, until our credit card system is operational, customers will be able to purchase products through the traditional method of placing the credit card information in a standardized form. We also expect to have several other languages and currency options developed and in use by the third quarter of 2001.

                                       22
We are currently testing our website. It is operational however, we are not accepting orders at this time. Our developers will continue to test the system to ensure optimal performance of all systems from Log on to shipment of product and customer satisfaction. We plan to have all of our testing completed by midway through the first quarter of 2001 in order to do a limited launch of our website.

During the fourth quarter 2000 and first quarter 2001 we intend to conduct several test runs of the entire system, conduct site analysis, transaction analysis and evaluate accordingly, hardware, software, and personnel requirements to initiate a full launch of our website second quarter 2001.

RECENT ACCOUNTING PRONOUNCEMENTS

In June 1998, the Financial Accounting Standards Board ("FASB") issued Statements of Financial Accounting Standards ("SFAS") No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, which establishes accounting and reporting standards for derivative instruments and hedging activities. SFAS No. 133 requires recognition of all derivative instruments in the statement of financial position as either assets or liabilities and the measurement of derivative instruments at fair value. SFAS No. 133 is effective for fiscal years beginning after June 15, 1999. FAS 137 amended FAS 133 and changed the effective date for fiscal years beginning after June 15, 2000. The adoption of SFAS No. 133 and 137 is not expected to affect the financial statements of Shopathomekids.com, Inc.

MARKET SUMMARY

Our main focus is to fulfill a demand for more kid oriented websites that are safe and secure.

The following has been provided to show the current type of market and statistical data in relation to the market Shopathomekids.com, Inc. will be competing in:


|_| FIND/SVP reports that 14% of the under-18 consumer is currently online in the U.S. There are currently more than 10 million children online today. 45 million children are expected to be online by 2002.

|_| Computer Intelligence reports that more than 50% of U.S. households with kids own PC's.

|_| USA Today reports that 98% of U.S. teens have used a computer. And, of those, 32% of 16 and 17 year olds spend 5+ hours a week online.

|_| Jupiter Research reports that the number of kids with classroom Web access will increase from 1.5 million in 1996 to 20.0 million in 2002.

                             DESCRIPTION OF PROPERTY

We currently own the following property in connection with our operations:

     (a) We currently have computer equipment, software and office furniture valued at $17,420.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


We have a loan outstanding to one of our shareholders Carol Jean Gelhke for $30,000 and is payable by the year 2002. For more information concerning the promissory note please SEE EXHIBIT 99.1. We have an additional loan outstanding to one of our shareholders Mr. Clark Krickbaum of $10,000 from October 28, 1999. We will pay $10,000 interest if the note is paid within 18 months; if repaid after 18 months, we will pay interest of $20,000. . Ms. Gelhk e and Mr.
Krickbaum are shareholders only and are not affiliated with us in any other manner. On or about November 29 we issued 8,140,000 shares of our common stock to our founders valued at $8,140. We also issued 168,300

                                       23

shares of our common stock for preparation of this registration statement to shareholder Kelly Charles valued at $14,020. This transaction can be found in NOTE # 5 OF NOTES TO FINANCIAL STATEMENTS concerning non-cash financing activities. As stated in note # 5 one of our directors, Mrs. Tarja Mees, contributed fixed assets with a historical cost basis of $13,400. The value of these assets have been determined by using the value of the original purchase price due to the contemporaneous purchase of assets and contribution.


Our Board of Directors has determined that the services and assets provide to us by affiliates were at a reasonable value because of the flexibility in payment terms and the lack of working capital at the time the services were performed and assets were contributed.




                            MARKET FOR COMMON EQUITY
                        AND RELATED STOCKHOLDER MATTERS.

     (a)  Market Information.
         Shopathomekids.com, Inc. 's Shares are not traded.

     (b)  Holders of Common Equity.
         As of November 30, 2000, there were 21 shareholders of record of our common stock.

      (c)  Dividends.

         We have not declared or paid a cash dividend to Stockholders. The Board of Directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon Shopathomekids.com, Inc. 's earnings, capital requirements and other factors.


                             EXECUTIVE COMPENSATION

(a) No officer or director of Shopathomekids.com, Inc. is receiving any remuneration at this time and does not plan to offer any remuneration until the corporation has sustained revenues.

(b) There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the corporation or any of its subsidiaries.

(c) No remuneration is proposed to be in the future directly or indirectly by the corporation to any officer or director under any plan which is presently existing.










                                       24

FINANCIAL STATEMENTS


      Set forth below are the our audited financial statements for the period ended July 31, 2000. The following financial statements are attached to this report and filed as a part thereof.


Shopathomekids.com has adopted the provisions of Financial Accounting Standards Board Statement No. 109, Accounting for Income Taxes. They account for income taxes pursuant to the provisions of the Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes", which requires an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities.


Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure on contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.













                                       25



                            SHOPATHOMEKIDS.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                                  JULY 31, 2000

                            SHOPATHOMEKIDS.COM, INC.
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS








CONTENTS


INDEPENDENT AUDITORS' REPORT                                     1

BALANCE SHEET                                                    2

STATEMENT OF OPERATIONS                                          3

STATEMENT OF STOCKHOLDERS' DEFICIENCY                            4

STATEMENT OF CASH FLOWS                                          5

NOTES TO  FINANCIAL STATEMENTS                                   6-9


                          INDEPENDENT AUDITORS' REPORT




TO THE BOARD OF DIRECTORS OF SHOPATHOMEKIDS.COM, INC.

We have audited the accompanying balance sheet of Shopathomekids.com, Inc. (A Development Stage Company) as of July 31, 2000 and the related statements of operations, stockholders' equity and cash flows for the period from October 27, 1999 (inception) to July 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shopathomekids.com, Inc. as of July 31, 2000 and the results of its operations and its cash flows for the period from October 27, 2000 (inception) to July 31, 2000 in conformity with generally accepted accounting principles.




                                        MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                                                    Certified Public Accountants

New York, New York
August 25, 2000



                                                     November 30,    July 31,
                                                      2000            2000
                                                     ------------   -----------
                                                     ------------   -----------
    .................................................
      ASSETS ........................................               (unaudited)
       Current assets
           Cash and cash equivalents ................   $           $
                                                             516       8,881

       Property and equipment, net of accumulated
        depreciation of 4,100 and $2,600 ............     18,217
                                                                          14,820
       Other assets .................................     34,026
                                                                          34,020
                                                        --------    --------
                                                        --------    --------

              Total assets ..........................   $ 52,753    $ 57,721
                                                        ========    ========
                                                        ========    ========

      LIABILITIES AND STOCKHOLDER'S EQUITY
       Current Liabilities
           Accrued interest
                                                           7,825       4,125
           Notes payable ............................     10,000      10,000
                                                                    --------
                                                        --------    --------
           Total current liabilities ................     17,825      14,125

       Notes payable, less current portion ..........     30,000      30,000
                                                                    --------
                                                        --------    --------

              Total liabilities .....................     47,825      44,125
                                                                    --------
                                                        --------    --------

      STOCKHOLDERS' EQUITY
        Preferred stock, $0.001 par value;
          50,000,000 shares authorized, no shares
          issued and outstanding ....................       --
                                                                    --------
        Common stock, $0.001 par value;
          100,000,000 shares authorized,
          8,418,300 shares issued and outstanding
                                                           8,418       8,418
        Additional paid in capital ..................     28,170      28,170
        Deficit accumulated during
          the development stage .....................    (31,660)    (22,992)
                                                        --------    --------
                                                        --------    --------
              Total stockholders' equity ............      4,928      13,596
                                                        --------    --------
                                                        --------    --------

           Total liabilities and stockholders' equity     52,753    $ 57,721
                                                        ========    ========
                                                        ========    ========

The accompanying notes are an integral part of these financial statements.

                            SHOPATHOMEKIDS.COM, INC.
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS


                                October 27, 1999
                                    August 1, 2000 to      (inception) to       October 27, 1999
                                                              July 31,           (inception) to
                                   November 30, 2000          2000              November 30, 2000
                                 --------------------  -------------------- ----------------------
                                 --------------------  -------------------- ----------------------
                                     (unaudited)                                 (unaudited)
Revenue                                    $             $                            $
                                           -----------   ----------------   -----------

Website development                               --                4,330         4,330

Marketing, general and administrative            3,468             10,562        14,030

Interest expense                                 3,700              5,500         9,200

Depreciation expense                             1,500              2,600         4,100

                                           -----------   ----------------   -----------
                                           -----------   ----------------   -----------

Loss from operations before income taxes        (8,668)           (22,992)      (31,660)

Income tax expense                                --                 --            --

                                           -----------   ----------------   -----------
                                           -----------   ----------------   -----------

Net loss                                   $    (8,668)  $        (22,992)  $   (31,660)
                                           ===========   ================   ===========
                                           ===========   ================   ===========

Net loss per share - basic and diluted     $      --     $           --     $      --
                                           ===========   ================   ===========
                                           ===========   ================   ===========

Weighted average shares outstanding          8,418,300          8,281,680     8,315,203
                                           ===========   ================   ===========
                                           ===========   ================   ===========




The accompanying notes are an integral part of these financial statements.

                            SHOPATHOMEKIDS.COM, INC.
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY


                                                                                   Deficit
                                                Common  Stock       Additional    Accumulated
                                                                      Paid-in   During Development
*                                             Shares      Amount     Capital        Stage        Total
Balance, October 27, 1999                       --     $    --     $    --      $    --              $
  Issuance of founders shares,
   November 20, 1999                       8,140,000       8,140      (8,140)        --           --


  Contribution of fixed assets                  --          --        13,400         --         13,400


  Sale of shares, November 20, 1999           49,500          49       4,077         --          4,126


  Issuance of shares for interest,
   November 20, 1999                          16,500          17       1,358         --          1,375


  Issuance of shares for services,
   November 20, 1999                          44,000          44       3,623         --          3,667


  Issuance of shares for services,
   June 14, 2000                             168,300         168      13,852         --         14,020


  Net loss                                      --          --          --        (22,992)     (22,992)

                                           ---------   ---------   ---------    ---------    ---------
                                           ---------   ---------   ---------    ---------    ---------

  Balance, July 31, 2000                   8,418,300       8,418      28,170      (22,992)      13,596


  Net loss                                      --          --          --         (8,668)      (8,668)

                                           ---------   ---------   ---------    ---------    ---------
                                           ---------   ---------   ---------    ---------    ---------

  Balance, November 30, 2000 (unaudited)   8,418,300   $   8,418   $  28,170    $ (31,660)   $   4,928

                                           =========   =========   =========    =========    =========




The accompanying notes are integral part of these financial statements.

                            SHOPATHOMEKIDS.COM, INC.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS

                                                                             October 27, 1999  October 27, 1999
                                                        August 1, 2000 to    (inception) to    (inception) to
                                                         November 30, 2000   July 31, 2000       November 30, 2000
                                                       --------------------- ---------------- ---------------------
                                                       --------------------- ---------------- ---------------------
CASH FLOWS FROM OPERATING ACTIVITIES                               (unaudited)  -----      (unaudited)
Net loss                                                             $ (8,668)   $(22,992)   $(31,660)
Adjustments to reconcile net loss to net cash used
by operating activities:
Expenses paid by stockholder
                                                                      1,500       2,626       2,626
Depreciation
                                                                        -         2,600       4,100
Common stock issued for services
                                                                        -         3,667       3,667
Increase in accrued interest
                                                                      3,700       5,500       9,200
                                                                     ------------------------------
                                                                     ------------------------------

Net cash used in operating activities                                (3,468)     (8,599)    (12,067)

                                                                    -------------------- -----------
                                                                    -------------------- -----------

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment                                                (4,897)     (4,020)     (8,917)
                                                                    -------------------- -----------
                                                                                         -----------

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable                                             -        40,000      40,000

Increase in deferred offering costs                                     -       (20,000)    (20,000)

Sale of common stock                                                    -         1,500       1,500

                                                                  ---------------------------------
                                                                  ---------------------------------

Net cash provided by financing activities                              -        21,500      21,500

                                                                  ---------------------------------
                                                                  ---------------------------------

Net (decrease) increase in cash and cash equivalents                 (8,365)      8,881         516



CASH AND CASH EQUIVALENTS - Beginning
of period                                                           8,881         -           -

                                                                ------------------------------------
                                                                ------------------------------------

CASH AND CASH EQUIVALENTS - End of period                          $    516    $  8,881    $    516

                                                                 ===================================
                                                                  =================================

     SUPPLEMENTAL INFORMATION:
         During the initial period October 21, 1999 to November 30, 2000, the Company paid no cash for interest or income taxes (unaudited).

         During the initial period October 21, 1999 to July 31, 2000, the Company paid no cash for interest or income taxes.

The accompanying notes are an integral part of these financial statements.

                            SHOPATHOMEKIDS.COM, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                  JULY 31, 2000



NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Shopathomekids.com, Inc. (the "Company") is currently a development-stage company under the provisions of the Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") NO. 7. The Company was incorporated under the laws of the state of Texas on October 27, 1999 as Yippyyahoo.com, Inc. and changed its name on June 2, 2000.

The Company is a business-to-consumer ("B2C") Internet portal that enables the younger consumer (under 18) the ability to purchase safely online, Email, and chat with others. The Company has developed a website community that offers access to online video games and shopping, as well as chat rooms that cater to both young kids and teenagers. A proprietary credit card is currently in development, called the KidZ-n-TeenZ credit card, that will enable young consumers to transact online. The following domain names have been registered and are currently in use:

                               www.shopathomekids.com
                               www.kidz2000.com
                               www.teenz2000.com

Unaudited Financial Information
In the opinion of the Company, the accompanying unaudited consolidated financial statements contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly its financial position as of November 30, 2000 and the results of its operations and cash flows for the initial period ended November 30, 2000. These statements are condensed and therefore do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

                            SHOPATHOMEKIDS.COM, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                  JULY 31, 2000



NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
                    Property and Equipment
                    Property and equipment is stated at cost and are depreciated using the straight-line method over their estimated useful lives, generally five years.

                    Maintenance and repairs are charged to expense as incurred.

                    Concentration of Credit Risk
                    The Company places its cash in what it believes to be credit-worthy financial institutions. However, cash balances may exceed FDIC insured levels at various times during the year.

Fair Value of Financial Instruments
                    The carrying value of cash and cash equivalents and accrued expenses approximates fair value due to the relatively short maturity of these instruments. The carrying value of notes payable approximates fair value as the instruments were issued currently at market rates.

                    Long-lived Assets
                    Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the fair value of the assets and long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

                    Income Taxes
                    Income taxes are provided for based on the liability method of accounting pursuant to SFAS No. 109, "Accounting for
                    Income Taxes". Deferred income taxes, if any, are recorded to reflect the tax consequences on future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end.

                    Earnings Per Share
                    The Company calculates earnings per share in accordance with SFAS No. 128, "Earnings Per Share", which requires presentation of basic earnings per share ("BEPS") and diluted earnings per share ("DEPS"). The computation of BEPS is computed by dividing income available to common stockholders by the weighted average number of outstanding common shares during the period. DEPS gives effect to all dilutive potential common shares outstanding during the period. The computation of DEPS does not assume conversion, exercise or contingent exercise of securities that would have an antidilutive effect on earnings. As of July 31, 2000, the Company has no securities that would effect loss per share if they were to be dilutive.

                            SHOPATHOMEKIDS.COM, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                  JULY 31, 2000



NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
                    Earnings Per Share (continued)
                    On June 12, 2000, the Company effected a 1,100 for 1 stock split. All share and per share items in these financial statements have been retroactively restated to reflect this stock split.

                    Comprehensive Income
                    SFAS No. 130, "Reporting Comprehensive Income", establishes standards for the reporting and display of comprehensive income and its components in the financial statements. The Company had no items of other comprehensive income and therefore has not presented a statement of comprehensive income.

Offering Costs
                    Offering costs consist primarily of professional fees. These costs are charged against the proceeds of the sale of the common stock in the periods in which they occur.

   NOTE 2 -       PROPERTY AND EQUIPMENT

                    Property and equipment is summarized as follows:

                                                                                               November 30,          July 31,
                                                                                                      2000              2000
                                                                                               -------------      ------------
                    Computer Equipment & Software                                            $      18,317       $      13,420
                    Furniture and Fixtures                                                            4,000              4,000
                                                                                                -----------       ------------
                                                                                                    22,317              17,420
                    Less: Accumulated Depreciation                                                    4,100              2,600
                                                                                               ------------       ------------
                                                                                             $      18,217       $      14,820
                                                                                             =============       =============

                    Depreciation expense for the period ended July 31, 2000 was $2,600, and for the period ended November 30, 2000 was $4,100.

   NOTE 3 -   NOTES PAYABLE

                    The Company is obligated under two notes payable, as follows:

o $10,000  pursuant to a note dated  October  28,  1999.  The  Company  will pay
$10,000 interest if the note is paid within 18 months; if repaid after 18 months, the Company will pay interest of $20,000.

o $30,000 pursuant to a note dated June 5, 2000. The note bears interest at 10% per year and is due on June 5, 2002.

                            SHOPATHOMEKIDS.COM, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                  JULY 31, 2000



   NOTE 4 -   OTHER ASSETS

                    Other assets consist of offering costs which will be charged to the proceeds of the sale of common stock in the period in which it occurs.

   NOTE 5 -       NON-CASH FINANCIAL ACTIVITIES

                         16,500 shares of common stock,  valued at $1,375,  were
issued as a payment of interest on a note.

                         44,000 shares of common stock,  valued at $3,667,  were
issued as a payment for services.

                         168,300 shares of common stock, valued at $14,020, were
issued as a payment for services.

                         Stockholders contributed fixed assets with a historical
cost basis of $13,400.

        CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS AND ACCOUNTING MATTERS


None.

                PART TWO. INFORMATION NOT REQUIRED IN PROSPECTUS


                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

Information  on  this  item  is  set  forth  in  Prospectus  under  the  heading
"Disclosure of Commission Position on Indemnification for Securities Act Liabilities."

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Information on this item is set forth in the Prospectus under the heading "Use of Proceeds."

                     RECENT SALES OF UNREGISTERED SECURITIES



On or about November 20 1999, we issued 8,140,000 shares of our common stock to our founders in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of the Securities Act of 1933, as amended. The shares were issued as payment for consulting services valued at $8,140.


On or about November 20, 1999 we issued 16,500 shares of our common stock to Carol Jean Gehlke in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of the Securities Act of 1933, as amended. The shares were issued as an interest payment on a note to a shareholder and was valued at $1,375.


On or about November 20, 1999 we issued 44,000 shares of our common stock to Addie McConachie in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of the Securities Act of 1933, as amended. The shares were issued as payment for business consulting services provided to us, which were valued at $3,667.


On or about June 14, 2000, we issued 168,300 shares of our common stock to Kelly Charles in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of
Section 4(2) of the Securities Act of 1933, as amended. The shares were issued as payment for consulting services provided to us throughout the process of going public, which were valued at $14,020.



                                    EXHIBITS

The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

                                  UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(a) (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)  Include any prospectus required by section10(a)(3) of the Securities Act;


(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. (iii) Include any additional or changed material information on the plan of distribution.


(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.


                                       26
(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering. .

(b) Provide to the underwriter at the closing specified in the underwriting agreement certificates in the appropriate denominations and registered in the appropriate names as required by the underwriter to permit prompt delivery to each purchaser.


(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission that indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against the liabilities mentioned (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by any director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether an indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of this type of issue.



Exhibit                     Description
Number

3.1               Articles of Incorporation*

3.2               Bylaws*

3.3               Certificate of Amendment*

  3.4             Certificate of Amendment*

  5.1             Opinion Re: Legality **         See 23.1 Consent of Counsel

 23.1             Consent of Counsel*

 23.2             Consent of Accountant*

 24.1             Power of Attorney**             See Signature Pages

 27.1             Financial Data Schedule*

 99.1             Promissory Note to Shareholder     *

 99.2             Subscription Agreement     *

99.3              Summary of Oral Agreement between
                  Officer and Director and Shopathomekids.com, Inc.**

99.4              Distribution between S.D.S. Wholesale
                  and Shopathomekids.com, Inc.**


*Filed By Previous Amendment

** Filed with this Amendment





                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on our behalf by the undersigned, in the city of Cedar Hill, state of Texas, on January 14, 2001.



                                        Shopathomekids.com, Inc.


                                                          By:/s/ Lewis Prowse II

                                                                 Lewis Prowse II

                                                                       President

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed on this 10the day of January, 2001, the following persons in the capacities and on the dates stated:


SIGNATURE              TITLE      DATE



/s/ Lewis Prowse II    Director   January 14, 2001


/s/ Tara Mees          Director   January 14, 2001

/s/ Romie Krickbaum    Director   January 14, 2001


/s/ Larry Ballard      Director   January 14, 2001






                                       27



                                POWER OF ATTORNEY


 Each person whose signature appears below constitutes and appoints and hereby authorizes Lewis Prowse II with the full power of substitution, as attorney-in-fact, to sign in such person's behalf, individually and in each capacity stated below, and to file any amendments, including post-effective amendments to this Registration Statement. In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.




SIGNATURE              TITLE      DATE



/s/ Lewis Prowse II    Director   January 14, 2001


/s/ Tara Mees          Director   January 14, 2001

/s/ Romie Krickbaum    Director   January 14, 2001


/s/ Larry Ballard      Director   January 14, 2001